UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 29, 2023

BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	001-41068	59-3665079
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 Central Avenue		33701
St. Petersburg, Florida		(Zip Code)
(Address of principal executive offices)
(727) 440-6848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	BAFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2023, the BayFirst Financial Corp. (the “Company”) entered into Stock Purchase Agreements with 18 investors and, pursuant thereto, issued 1,835 shares of Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) at $1,000 per share, for $1.835 million in gross proceeds. The Company issued the shares in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company will use the proceeds to pay operating expenses or to contribute capital to BayFirst National Bank to support its growth and operations.
A copy of the form of Stock Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. A copy of the form of the Series C Preferred Stock certificate is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 29, 2023, the Company filed with the Florida Secretary of State, Division of Corporations Articles of Amendment to the Articles of Incorporation – Certificate of the Designation, Preferences, Rights, and Limitations of Series C Cumulative Convertible Preferred Stock (the “Amendment”).
The Amendment designates and authorizes the issuance of up to 10,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock has the same relative rights and is identical in in all respects with every other share of Series C Preferred Stock. The holders of Series C Preferred Stock have no voting rights, except as required by the Florida Business Corporation Act.
The holders of shares of Series C Convertible Preferred Stock are entitled to receive quarterly cash dividends at 11% per annum (unless the Company has not redeemed the shares by the tenth anniversary of their issuance, in which event the rate is subject to be increased to 12%). The terms of our Series C Preferred Stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless the Company has declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period. Our outstanding Series A Preferred Stock and Series B Convertible Preferred Stock are pari passu with respect to dividend preferences.
Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock then outstanding, together with holders of shares of any preferred shares then outstanding ranking on a parity with the Series C Preferred Stock upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Company (or the proceeds thereof) available for distribution to the holders of Series C Preferred Stock after satisfaction of claims of our creditors and any distribution or payments due to holders of preferred shares higher in priority to the Series C Preferred Stock, but before any distribution or payment shall be made in respect of the common shares or with respect to preferred shares lower in priority to the Series C Preferred Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Series C Preferred Stock is $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full. Our outstanding Series A Preferred Stock and Series B Convertible Preferred Stock are pari passu with respect to liquidation preferences.

The holders of shares of Series C Preferred Stock have the right to convert such shares into shares of common stock at a conversion value equal to the quotient of: (i) the $1,000 liquidation preference; divided by (ii) the tangible book value per share of common stock, calculated on the basis of the Company’s financial statements, as of the last day of the calendar quarter occurring prior to the date on which a holder exercises the conversion right; provided, however, that tangible book value shall be adjusted to reflect a subsequent quarter end only on the last day of the month succeeding such quarter end.
On the tenth anniversary of the issuance of any Series C Preferred Stock, the Company must redeem such shares; provided, however, that the Company will not be so obligated if it does not have adequate funds to pay the redemption price or is prohibited by law or otherwise from redeeming the shares.The Company may redeem any portion of the outstanding shares of Series C Preferred Stock at any time after the third anniversary of their issuance. The redemption price in either instance will be $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution.
A copy of the Company’s articles of incorporation, as amended, is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
3.1	Articles of Amendment to the Articles of Incorporation – Certificate of the Designation, Preferences, Rights, and Limitations of Series C Cumulative Convertible Preferred Stock.	*
4.1	Form of Series C Cumulative Convertible Preferred Stock Certificate.	*
10.1	Form of Stock Purchase Agreement.	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*
The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYFIRST FINANCIAL CORP.

Date:	October 2, 2023

By:	/s/ Scott J. McKim
Scott J. McKim
Chief Financial Officer